Exhibit 99.1

China Information Security Technology, Inc.
Announces First Quarter 2010 Results

SHENZHEN, May 10 - China Information Security Technology, Inc. (Nasdaq: CPBY) ("China Information Security," or the "Company"), specialized in Geographic Information Systems ("GIS"), digital public security and hospital information systems, and a leading GIS software provider in China, today announced its financial results for the first quarter ended March 31, 2010.

First Quarter 2010 Financial Highlights

--	Revenues increased 68.9% YoY to $25.3 Million
--	Attributable Net Income Increased 67.2% YoY to $6.3 million
--	Fully Diluted EPS was $0.12 vs. $0.08 a year ago
--	New Record High Backlog of $46.5 Million
--	Raises FY10 Revenue and Adjusted Net Income Guidance

"Our first quarter results are highly encouraging as we continued to demonstrate successful execution of our strategy and made a number of milestone accomplishments," commented Mr. Jiang Huai Lin, Chairman and CEO of China Information Security Technology. "We signed new contracts with clients in 23 provinces and cities valued at $30.6 million during the quarter. The first quarter is typically the slowest season in terms of both revenues and contract volumes, but we were still able to successfully increase the total value of signed contracts by 65% from the first quarter of 2009 and hit a new record high for backlog of $46.53 million at the end of the quarter.

"We continue to strengthen our position in the industry by winning national contracts. Shortly after the quarter end, the State Grid Corporation of China ("SGCC") selected us as one of only two GIS platform software suppliers for the build-out of the nationwide Smart Grid in China. We believe that this win proved our high barrier-to-entry and our sustainable competitive advantages in the GIS industry, which in our observation, is on the cusp of taking off, as GIS can be used similarly in the managements of railway systems, land and real estate, water resources, as well as urban planning and emergency relief, etc. We also won one-third of the market share in the initial roll-out of China's National PGIS Standardization Project by signing contracts with 6 cities and provinces including Shanghai for the installation of our core police-use GIS platform. As one of the largest cities in China and an emerging global financial center, we expect that Shanghai will serve as an anchor city for our further expansion into Eastern China. We intend to secure future opportunities in the market by utilizing our strong R&D capabilities, great reputation and the ongoing support from the Chinese government for domestic GIS products.

"We are highly optimistic about the prospects for our industry. Our offerings address the fundamental human needs of health and security when China's massive urbanization turned such simple needs into luxuries. Our GIS products improve the efficiency in the use of natural resources and disaster relief while the world is experiencing heightened resource shortages and increasingly more frequent and more severe natural disasters. The Chinese government has demonstrated an unwavering long-term commitment to invest in public security, public healthcare and the management of natural resources as well as disaster-relief. We believe that we are strategically positioned to capture these opportunities by leveraging our standard setting position in the GIS sector along with our proven track record in delivering high quality information systems in the digital security and digital hospital areas. We are confident in our ability to deliver superior long-term shareholder value and we look forward to driving the growth of our Company."

Revenues

Total revenues were $25.3 million in 1Q10, an increase of 68.9%, or $10.3 million over 1Q09. During the current quarter, Huipu, which was acquired in October 2009, contributed $4.97 million to revenues. Excluding the impact from Huipu, organic revenue growth was 35.8% . This organic growth rate reflected strong business momentum as well as weakness in the same period in the prior year as a result of the global financial crisis.

Software sales were $15.2 million in 1Q10, an increase of 68.4% from 1Q09. Software sales constituted 60.0% of total revenue, roughly in line with 60.2% during the same period in the prior year, reflecting the Company's continued commitment to its core competency in software. Excluding the impact of Huipu, software sales were 74.7% of organic revenues.

Sales of hardware products were $6.3 million in 1Q10, an increase of 125% from 1Q09. $4.3 million was contributed by Huipu in 1Q10. Excluding the contribution from Huipu, sales of hardware products decreased by 28.9% for the first quarter of 2010 from the same period in 2009 as the Company is focused on higher valued added product sales within Huipu.

Sales of system integration services decreased by 5.8% in 1Q10, as compared to the same period of 2009. Sales of system integration services as a percentage of revenue declined from 19.7% during the three months ended March 31, 2009 to 11.0% during the current quarter. Excluding the impact of Huipu, system integration was 13.7% of organic revenues. Such a decline was due to the timing of certain projects.

Other revenue increased to $1.0 million or 417.7% in 1Q10. Other revenue was mainly derived from maintenance services in the three months period ended March 31, 2009, while in the same period of 2010, in addition to maintenance services, the Company also generated $623,000 royalty income from Huipu by licensing other manufacturers to use the HPC trademark to monetize HPC's intellectual property.

DIST accounted for 47.8% of the total revenue while GIS and DHIS represented 42.0% and 10.2% respectively. Excluding the impact of Huipu, the segment weights were 47.3%, 40.1% and 12.6% respectively, compared to 50.2%, 39.1% and 10.7% of total revenue for the three months period ended March 31, 2009. The shifts in segment weights were due to the GIS and DHIS segments outpacing DIST in their growth momentum. This is a direct result of the Company's focus in the last few years on targeting at areas with the highest barriers-to-entry and developing sustainable competitive advantages in the GIS and DHIS segments, in anticipation of accelerating market growth in the coming years. As such anticipation starts to be realized, CIST believes it has been well positioned to capture growth opportunities and will be directing more resources to these two segments going forward.

Gross Profit and Gross Margin

Gross profit was $11.1 million in 1Q10, an increase of 48.6%, or $3.63 million, from 1Q09. Gross margin was 43.9% in 1Q10. Huipu yielded a gross margin of 28.9%, which exceeded the Company's original goal. Excluding the impact of Huipu, gross margin of organic business was 47.7% . The decrease in gross margin from the 50% level during the same period one year ago was primarily due to the decrease in gross profit margin from software sales and system integration, partially offset by an increase in the weight contributed from the software business relative to the organic business.

The decrease in gross profit margin in software sales resulted from outsourcing activities as the Company focused on the most critical software business activities. For the three-month period, the Company outsourced some non-essential and labor-intensive parts of software projects such as on-site installation for customers in order to stay focused on scalable core activities with the existing work force. Although the near-term impact of this strategy on our profitability was a decline in gross margin from 70.0% in the three months ended March 31, 2009 to 57.8% in the current period, the Company believes the focus on the highest value-added components in house can accelerate revenue growth in the long run and is accretive to long-term shareholder value. Also contributing to this decline was the fact that during the three months ended March 31, 2009, the Company benefited from some projects that yielded higher-than-average profitability.

The gross margin decline of system integration was due to the concurrence of several large projects during the current period, which generally offer lower profit margin than smaller ones.

Income from Operations

Income from operations was $6.6 million in 1Q10, an increase of 57.4%, or $2.4 million in 1Q09. The operating margin decreased by 190 basis points from 27.8% in the first quarter of 2009 to 25.9% in 1Q10. The decrease in operating margin was primarily due to the decrease in gross profit margin during the current period, partially offset by an improvement in the operating expense ratio.

Income Tax Expense

Income tax expense was $1.17 million in 1Q10, up from $0.59 million for the same period in 2009. The increase was mainly due to the combined effects from an increase in assessable profits during the current period and the increase in tax rate as a result of China's tax rate unification program.

Net Income Attributable to the Company

As a result of the foregoing factors, net income contributable to the Company was $6.3 million in 1Q10, an increase of 67.2%, or $2.5 million in 1Q09.

Cash and Cash Equivalents

As of March 31, 2010, the Company had $17.3 million in cash and cash equivalents, restricted cash and short-term investments as compared to $19.3 million in the same period one year ago.

Recent Developments

--	April 06, 2010 - China Information Security Technology Selected by the State Grid Corporation of China as Sole Domestic GIS Platform Software Provider for Smart Grid
--	April 20, 2010 - China Information Security Technology Wins One-Third Market Share in the Initial Roll-out of National Standards for Police- use GIS across China
--	April 21, 2010 - China Information Security Technology Inc. Engages BDO Limited as New Independent Registered Public Accounting Firm

2010 Outlook

For fiscal year 2010, the Company raises its guidance with projected revenue to $141-146 million and adjusted net income to $35.5 -39.5 million, excluding any non-cash expenses as a result of employee stock awards, amortization of intangible assets associated with acquisitions, and changes in fair value of contingent considerations.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash charges. China Information Security believes that these non- GAAP financial measures are useful to investors because they exclude non-cash charges that China Information Security's management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Information Security. Accordingly, management excludes the expense arising from certain non-cash charges when making operational decisions. China Information Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Information Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Information Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Information Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Q1 2010 Reconciliation of Operating, Net Income and EPS
to Exclude SBC and Amortization of Intangible Assets
	3 Mos. Ended	3 Mos. Ended
	31-Mar-10	31-Mar-09
Operating income	6,563,429	4,169,349
Stock based compensation ("SBC")	-	183,600
Amortization	499,657	428,006
Change in fair value of contingent consideration *	(795,097)	-

Operating income (without SBC, amortization and Change in fair value of contingent consideration)	6,267,989	4,780,955

Net income Attributable to the Company	6,281,108	3,756,993
Stock based compensation ("SBC")	-	183,600
Amortization	499,657	428,006
Change in fair value of contingent consideration *	(795,097)	-

Net income (without SBC, amortization and Change in fair value of contingent consideration)	5,985,668	4,368,599

Weighted Average Number of Shares Outstanding
Basic	51,213,463	47,520,030
Diluted	51,213,463	47,520,030
Earnings Per Share (without SBC and Amortization)
Basic	$0.12	$0.09
Diluted	$0.12	$0.09

* Represents a gain from the change of fair value of the contingent consideration for the acquisition of Huipu as at 2010/03/31, according to FASB ASC 805 - Business Combinations

Conference Call

China Information Security Technology will host a corresponding conference call and live webcast at 8:00 am Eastern Daylight Time (8:00 pm, Beijing time) on Monday, May 10, 2010.

The dial-in details for the live conference call are as follows:
- U.S. Toll Free Number:	1-866-519-4004
- International Dial-in Number:	+65-6723-9381
- Mainland China Toll Free Number:	10-800-819-0121
- Hong Kong Toll Free Number:	80-093-0346
Conference ID: 73230958

A live and archived webcast of the conference call will be available on the Investor Relations section of China Information Security's website at http://www.chinacpby.com .

A telephone replay of the call will be available from May 10, 2010 through May 17, 2010.

The dial-in details for the replay are as follows:

- U.S. Toll Free Number:	1-866-214-5335
- International Dial-in Number:	+61-2-8235-5000
Conference ID: 73230958

About China Information Security Technology, Inc.

China Information Security Technology, Inc., together with its subsidiaries, specialized in Geographic Information System ("GIS"), digital public security and hospital information systems, and aims to be the largest GIS software provider in the People's Republic of China. Headquartered in Shenzhen, China, the Company's total solutions include specialized software, hardware, systems integration, and related services organized into three business segments - Digital Public Security Technology ("DPST"), Geographic Information Systems ("GIS"), and Digital Hospital Information System ("DHIS"). To learn more about the Company, please visit its corporate website at http://www.chinacpby.com .

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the Company's new contract wins during the quarter; the ability of the Company to continue to strengthen its position in the industry by winning and successfully performing under national contracts; the ability of the Company to secure future opportunities in the market by leveraging its R&D capabilities and reputation; the continued support of the Chinese government for domestic GIS products; the general ability of the Company to achieve its commercial objectives, including the Company's plan to sustain the growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Security Technology, Inc.
  Iris Yan
  Tel: +86-755-8370-4767
  Email: ir@chinacpby.com
  Web: http://www.chinacpby.com

Christensen
  Kathy Li
  Tel: +1-480-614-3036
  Email: kli@christensenir.com

Roger Hu
  Tel: +86-158-1049-5326
  Email: rhu@christensenir.com

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2010 AND DECEMBER 31, 2009
	March 31,	December 31,
	2010	2009
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$11,004,980	$13,478,633
Restricted cash	6,316,960	5,859,910
Accounts receivable:
Billed, net of allowance for doubtful accounts of $3,103,000 and $3,123,000, respectively	13,667,821	23,907,035
Unbilled	67,705,717	47,851,638
Bills receivable	102,690	--
Advances to suppliers	3,602,609	6,924,035
Amount due from related parties, net of allowance for doubtful accounts of $0 and $73,000, respectively	138,237	129,937
Inventories, net of provision of
$208,000 and $184,000, respectively	16,596,430	10,936,004
Other receivables and prepaid expenses	16,366,468	15,405,089
Deferred tax assets	1,814,416	1,719,327
TOTAL CURRENT ASSETS	137,316,328	126,211,608

Deposit for software purchase	4,634,987	1,426,452
Long-term investments	2,862,016	2,862,016
Property, plant and equipment, net	52,777,136	53,586,514
Land use rights, net	2,126,824	1,907,611
Intangible assets, net	13,192,322	13,556,141
Goodwill	50,609,866	50,609,866
Deferred tax assets	380,933	668,730
TOTAL ASSETS	$263,900,412	$250,828,938

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term bank loans	$12,214,242	$15,927,780
Accounts payable	18,681,672	20,159,317
Bills payable	10,897,636	12,658,029
Advances from customers	3,908,165	3,950,744
Amount due to related parties, current portion	583,736	583,736
Accrued payroll and benefits	1,283,047	3,142,240
Other payables and accrued expenses	12,369,519	14,252,918
Contingent consideration, current portion	1,529,226	1,857,994
Income tax payable	2,336,989	3,290,245
TOTAL CURRENT LIABILITIES	63,804,232	75,823,003

Long-term bank loans	4,019,580	1,907,100
Amount due to related parties, long-term portion	6,043,037	-
Contingent consideration, net of current portion	2,169,068	2,635,397
Deferred tax liabilities	2,455,383	2,564,604
TOTAL LIABILITIES	78,491,300	82,930,104

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Common stock, par $0.01; authorized capital 200,000,000 shares; shares issued and outstanding 2010: 51,811,787: 2009: 49,905,141 shares	$252,615	$233,548
Treasury stock, 6,000 shares, at cost	(11,468)	(11,468)
Additional paid-in capital	89,357,316	78,495,062
Reserve	8,345,371	8,345,371
Retained earnings	66,743,383	60,462,275
Accumulated other comprehensive income	5,253,568	5,016,575
Total equity of the Company	169,940,785	152,541,363
Non-controlling interest	15,468,327	15,357,471
Total equity	185,409,112	167,898,834

TOTAL LIABILITIES AND EQUITY	263,900,412	250,828,938

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2010	2009
Revenue - Products	$6,347,970	$2,821,128
Revenue - Software	15,178,632	9,011,466
Revenue - System integration	2,783,883	2,955,457
Revenue - Others	994,622	192,133
TOTAL REVENUE	25,305,107	14,980,184

Cost - Products sold	5,240,422	2,612,791
Cost - Software sold	6,401,411	2,700,941
Cost - System integration	2,475,810	2,145,752
Cost - Others	70,011	37,436
TOTAL COST	14,187,654	7,496,920

GROSS PROFIT	11,117,453	7,483,264

Administrative expenses	(2,770,031)	(2,216,347)
Research and development expenses	(569,431)	(503,852)
Selling expenses	(1,214,562)	(593,716)

INCOME FROM OPERATIONS	6,563,429	4,169,349

Subsidy income	162,782	197,789
Other income, net	966,799	181,367
Interest income	18,891	76,917
Interest expense	(148,891)	(60,210)
INCOME BEFORE INCOME TAXES	7,563,010	4,565,212

Income tax expense	(1,171,083)	(588,396)
NET INCOME	6,391,927	3,976,816

Less: Net income attributable to the non-controlling interest	(110,819)	(219,823)

NET INCOME ATTRIBUTABLE TO THE COMPANY	$6,281,108	$3,756,993

Weighted average number of shares
Basic	51,213,463	47,520,030
Diluted	51,213,463	47,520,030

Earnings per share - Basic and Diluted
Basic - Net income attributable to the Company's common stockholders	$0.12	$0.08
Diluted - Net income attributable to the Company's common stockholders	$0.12	$0.08

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2010	2009
Net income	$6,391,927	$3,976,816
Other comprehensive income:
Foreign currency translation gain	237,030	451,742
Total other comprehensive income
Comprehensive income	6,628,957	4,428,558
Comprehensive income attributable to the non-controlling interest	(110,856)	(219,823)
Comprehensive income attributable to the Company	$6,518,101	$4,208,735

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2010	2009
OPERATING ACTIVITIES
Net income	$6,391,927	$3,976,816
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,524,276	915,105
Amortization of intangible assets	499,657	428,006
Stock-based compensation	-	183,600
(Gain)/ loss on disposal of property and equipment	(5,037)	8,329
Change in allowance for accounts receivable	438,272	335,129
Provision for obsolete inventories	23,835	-
Change in deferred income tax	83,458	(18,597)
Change in fair value of contingent consideration	(795,097)	-
Changes in operating assets and liabilities, net of effects of business acquisitions:
Increase in restricted cash	(456,894)	-
Increase in accounts receivable	(10,152,521)	(3,278,151)
Decrease in advances to suppliers	3,484,877	-
Increase in other receivables and prepaid expenses	(1,452,006)	(1,883,282)
Increase in inventories	(5,890,035)	(5,489,875)
(Decrease) / increase in accounts payable	(3,236,934)	625,672
(Decrease) / increase in advances from customers	(41,873)	3,783,613
Increase in amount due to related parties	844,549	7,472
Decrease in amount due from related parties	-	62,663
Decrease in other payables and accrued expenses	(1,648,862)	(1,119,926)
Decrease in income tax payable	(952,931)	(26,316)
Net cash used in operating activities	(11,341,339)	(1,489,742)

INVESTING ACTIVITIES
Proceeds from sales of property and equipment	30,797	21,068
Purchase of land-use-rights	(384,187)	--
Purchases of property and equipment	(532,107)	(231,528)
Capitalized and purchased software development costs	(135,962)	(147,588)
Deposit for software purchase	(3,207,441)	(717,752)
Net cash used in investing activities	(4,228,900)	(1,075,800)

FINANCING ACTIVITIES
Borrowing of short-term loans	8,250,529	--
Borrowing of short-term shareholders' loans	6,026,550	--
Borrowing of long-term loans	4,018,210	--
Repayment of short-term loans	(10,872,150)	--
Repayment of long-term loans	(4,018,210)	--
Issued common stock	9,611,811	--
Repurchase of common stock	--	(11,468)
Net cash provided by / (used in) financing activities	13,016,740	(11,468)

Effect of exchange rate changes on cash and cash equivalents	79,846	46,153

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,473,653)	(2,530,857)
CASH AND CASH EQUIVALENTS, BEGINNING	13,478,633	9,565,252
CASH AND CASH EQUIVALENTS, ENDING	$11,004,980	$7,034,395

Selected information by segment is presented in the following tables for the three months ended March 31, 2010 and 2009.

	Three Months	Three Months
	Ended March	Ended March
	31, 2010	31, 2009
	(Unaudited)	(Unaudited)
Revenues(1)
DIST Segment	$12,097,423	$7,520,456
GIS Segment	10,637,080	5,859,666
DHIS Segment	2,570,604	1,600,062
(1) Revenues by operating segments exclude inter-company transactions	$25,305,107	$14,980,184
Percentage to Revenue
DIST Segment	47.8%	50.2%
GIS Segment	42.0%	39.1%
DHIS Segment	10.2%	10.7%